Exhibit 99.1

SEE Announces Cash Tender Offer and Consent Solicitation For
Any and All 4.875% Senior Notes Due 2022

CHARLOTTE, N.C., September 15, 2021 — Sealed Air Corporation ("Sealed Air") (NYSE: SEE) today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 4.875% Senior Notes due 2022 (the “Notes”).

In connection with the Tender Offer, Sealed Air is also soliciting consents (the “Consents”) from holders of the Notes (the "Consent Solicitation") for proposed amendments to the indenture governing the Notes to eliminate certain restrictive covenants and certain events of default with respect to the Notes (the "Proposed Amendments"). The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated September 15, 2021 (the “Offer to Purchase”). The following table summarizes the material pricing terms of the Tender Offer.

Title of Notes	CUSIP/ISIN	Outstanding Principal Amount	UST Reference Security	Bloomberg Reference Page(1)	Fixed Spread (bps)	Early Tender Payment(2)(3)	Hypothetical Total Consideration (2)(4)
4.875% Senior Notes due December 1, 2022	CUSIP: 81211K AV2 (144A) and U81193 AM3 (Reg S) ISIN: US81211KAV26 (144A) and USU81193AM38 (Reg S)	US$425,000,000	0.125% due August 31, 2022	FIT3	+50	$30.00	$1,039.29

(1) The page on Bloomberg from which the Dealer Manager (as defined below) will quote the bid side price of the U.S. Treasury Security. In the table above “UST” denotes a U.S. Treasury Security.
(2) Per $1,000 principal amount of Notes tendered and accepted for purchase.
(3) Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline.
(4) Based upon a hypothetical reference yield determined as of 10:00 a.m., New York City time, on September 14, 2021. Assumes an Early Settlement Date (as defined below) of September 30, 2021 for the Notes and does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date, that will be paid on the Notes accepted for purchase. The reference yield used to determine actual consideration for the Notes is expected to be determined on September 29, 2021.

The Tender Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on October 13, 2021, unless extended or earlier terminated by Sealed Air (the “Expiration Time”). No tenders submitted after the Expiration Time will be valid. Subject to the terms and conditions of the Tender Offer, holders of Notes that are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on September 28, 2021 (such date and time, as it may be extended, the “Early Tender Deadline”) and accepted for purchase pursuant to the Tender Offer will be eligible to receive the Total Consideration (as defined below), which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and on or prior to the Expiration Time will only be eligible to receive the Tender Offer Consideration, which is the Total Consideration less the Early Tender Payment.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the applicable Settlement Date (as defined below).

The Total Consideration payable by Sealed Air for the Notes (the “Total Consideration”) will be a price per $1,000 principal amount intended to result in a yield to maturity equal to the yield to maturity of the U.S. Treasury reference securities specified in the table above, as determined at 10:00 a.m., New York City time, on September 29, 2021 (unless otherwise extended by us as described in the Offer to Purchase), plus the fixed spread specified in the table above, calculated in accordance with the Offer to Purchase.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be September 30, 2021, the second business day after the Early Tender Deadline (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Deadline but at or prior to the Expiration Time and accepted for purchase is expected to be October 15, 2021, the business day after the Expiration Time (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”).

In order for the Proposed Amendments to be adopted with respect to the Notes, Consents must be received in respect of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”). Assuming receipt of the Requisite Consents, Sealed Air expects to execute and deliver a supplemental indenture to the indenture governing the Notes. Such supplemental indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative until Sealed Air accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offer.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the Tender Offer and the Consent Solicitation on or prior to the Early Tender Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Early Tender Deadline that are not validly withdrawn or validly revoked prior to the Early Tender Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

Assuming the execution and delivery of the supplemental indenture, we currently intend, in accordance with the terms and conditions of the indenture governing the Notes, as may be amended as a result of the Proposed Amendments, to satisfy and discharge any outstanding Notes that are not tendered in the Tender Offer. However, no assurance can be given that such Notes will be satisfied and discharged as contemplated or at all, and the Tender Offer is not conditioned on any such satisfaction and discharge of any such Notes. Nothing contained in the Offer to Purchase will prevent the Company from exercising its rights to redeem, defease or satisfy or otherwise discharge its obligations with respect to all or a portion of Notes by depositing cash or securities with the trustee in accordance with the indenture governing the Notes.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes nor is this announcement an offer to sell or a solicitation of an offer to purchase new debt securities. The Tender Offer and Consent Solicitation is being made solely pursuant to the Offer to Purchase, which set forth the complete terms and conditions of the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation is not being made to, nor will Sealed Air accept tenders of Notes from, holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Sealed Air has retained Citigroup Global Markets Inc. to act as exclusive Dealer Manager and Solicitation Agent. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. For additional information regarding the terms of the Tender Offer and Consent Solicitation, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at contact@gbsc-usa.com (email), 1-866-470-3900 (U.S. Toll Free), 1-212-430-3774 (Banks and Brokers).

None of Sealed Air, its affiliates, their respective board of directors, the Dealer Manager and Solicitation Agent, the trustee of the Notes or the Depositary and Information Agent makes any recommendation to any holder of Notes in connection with the Tender Offer and Consent Solicitation. Holders must make their own decisions as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

About Sealed Air

Sealed Air (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we found it. Our packaging technology, solutions, and systems create a safer, more resilient and less wasteful global food supply chain, enable eCommerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, and SEE™ Automation solutions.

SEE’s Operating Model, along with industry-leading experts in materials, engineering, technology, and science are driving our innovative solution systems to be more sustainable, automated, and digitally connected.

SEE is leading the packaging industry to create a more environmentally, socially, and economically sustainable future and has pledged to design or advance 100% of its packaging materials to be recyclable or reusable by 2025, and a bolder goal to reach net-zero carbon emissions in its global operations by 2040.The company is also committed to a diverse workforce and inclusive culture through its 2025 Diversity, Equity and Inclusion pledge.

SEE generated $4.9 billion in sales in 2020 and has approximately 16,500 employees who serve customers in 117 countries/territories. To learn more, visit sealedair.com.

Website Information

We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019 (COVID-19), changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2020 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Company Contacts

Investor Relations
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742